Schedule 14A Information

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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☐ Definitive Additional Materials

☐ Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

AMEDISYS, INC.

(Exact name of registrant as specified in its charter)

(Name of Persons(s) Filing Proxy Statement, if other than the Registrant)

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Notes:

11100 Mead Road, Suite 300

Baton Rouge, Louisiana 70816

(225) 292-2031 (phone); (225) 295-9624 (fax)

email: investor@amedisys.com

May 14, 2003

Dear Stockholder:

You are cordially invited to attend the 2003 Annual Meeting of Stockholders of Amedisys, Inc. to be held on Thursday, June 12, 2003 at 4:00 p.m., central daylight time, at the Amedisys Corporate Office, 11100 Mead Road, Suite 300, Baton Rouge, Louisiana. We look forward to this opportunity to update you on developments at Amedisys.

We hope you will attend the meeting in person. Whether you expect to be present and regardless of the number of shares you own, please mark, sign and mail the enclosed proxy in the envelope provided. Matters on which action will be taken at the meeting are explained in detail in the notice and proxy statement following this letter.

Sincerely,

William F. Borne

Chairman and Chief Executive Officer

Amedisys, Inc.

11100 Mead Road, Suite 300

Baton Rouge, Louisiana 70816

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To the Stockholders of Amedisys, Inc.:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Amedisys, Inc. (the “Company”) will be held at the Amedisys Corporate Office, 11100 Mead Road, Suite 300, Baton Rouge, Louisiana, at 4:00 p.m., central daylight time, on Thursday, June 12, 2003, to elect directors and transact such other business as may properly come before the meeting or any adjournment thereof.

Only stockholders of record at the close of business on April 17, 2003 are entitled to notice of and to vote at the meeting or any adjournment thereof.

Stockholders unable to attend the meeting are requested to read the enclosed Proxy Statement and then complete and return the enclosed Proxy Card. Stockholders who received the Proxy through an intermediary must deliver it in accordance with the instructions given by such intermediary.

BY ORDER OF THE BOARD OF DIRECTORS

William F. Borne

Chairman and Chief Executive Officer

May 14, 2003

Amedisys, Inc.

11100 Mead Road, Suite 300

Baton Rouge, Louisiana 70816

PROXY STATEMENT

Annual Meeting of Stockholders

This Proxy Statement is being furnished to stockholders in connection with the solicitation of proxies on behalf of the Board of Directors (the “Board”) of the Company for use at the Annual Meeting of Stockholders (the “Meeting”) to be held at the time and place and for the purposes set forth in the accompanying notice. This Proxy Statement is first being mailed to stockholders about May 14, 2003.

The close of business on April 17, 2003, has been fixed as the record date for the determination of stockholders entitled to notice of and to vote at the Meeting or any adjournment thereof (the “Record Date”). As of the Record Date, there were 9,456,382 shares of the Company’s Common Stock (“Common Stock”) outstanding, each of which is entitled to one vote.

The presence, in person or by proxy, of holders of a majority of the outstanding shares of Common Stock as of the Record Date is necessary to constitute a quorum at the Meeting. Abstentions and broker non-votes will be counted towards a quorum. If a quorum is not present, the stockholders present may adjourn the Meeting from time to time, without notice, other than an announcement at the Meeting, until a quorum is present. At any such adjourned Meeting at which a quorum is present, any business may be transacted that might have been transacted at the original Meeting.

Directors are elected by a plurality of the votes cast at the Meeting. Abstentions and broker non-votes will have no effect on the election.

All shares represented by properly executed proxies, unless previously revoked, will be voted at the Meeting in accordance with the directions set forth on the proxies. IF NO DIRECTION IS GIVEN, THE SHARES WILL BE VOTED (i) FOR THE ELECTION OF THE NOMINEES NAMED HEREIN, AND (ii) IN THE DISCRETION OF THE PROXY HOLDER WITH RESPECT TO OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.

A proxy may be revoked at any time before it is voted by (a) the execution and submission of a revised proxy, (b) written notice to the Secretary of the Company, or (c) voting in person at the Meeting.

The Company will bear the cost of the solicitation of proxies. In addition to the use of mail, proxies may be solicited by directors, officers and regular employees of the Company in person or by telephone or other means of communication. They will not be compensated for the solicitation, but may be reimbursed for out-of-pocket expenses. Arrangements are also being made with brokerage firms and other custodians, nominees and fiduciaries for the forwarding of solicitation material to the beneficial owners of the Company’s Common Stock, and the Company will reimburse them for their reasonable out-of-pocket expenses.

ELECTION OF DIRECTORS

Nominees

The Bylaws of the Company provide that the number of directors will be determined by the Board, which has set the number at five and has nominated the five persons named below for election at the Meeting. All of the nominees currently serve as directors of the Company. Each person elected will serve until the next annual meeting of stockholders and until his successor has been duly elected and qualified. Although the Board does not contemplate that any of the nominees will be unable to serve, if such a situation arises before the Meeting, the persons named in the enclosed Proxy will vote for the election of such person(s) as may be nominated by the Board.

Certain information about the nominees is set forth below:

Name of Nominee	Age	Served as Director Since
William F. Borne	45	1982
Ronald A. LaBorde	46	1997
Jake L. Netterville	65	1997
David R. Pitts	63	1997
Peter F. Ricchiuti	46	1997

William F. Borne. Mr. Borne founded the Company in 1982 and has been Chief Executive Officer and a director since then. In 1988, he also founded and served as President and Chief Executive Officer of Amedisys Specialized Medical Services, Inc., a wholly-owned subsidiary of the Company engaged in the provision of home health care services, until June 1993.

Ronald A. LaBorde. Since 1995, Mr. LaBorde has been Chief Executive Officer of Piccadilly Cafeterias, Inc. (“Piccadilly”), a publicly held retail restaurant business. He also held the position of President with Piccadilly from 1995 until 2001, and Chairman from 2000 until 2002. Before 1995, Mr. LaBorde held various executive positions with Piccadilly, including Executive Vice President and Chief Financial Officer from 1992 to 1995, Executive Vice President, Corporate Secretary and Controller from 1986 to 1992, and Vice President and Assistant Controller from 1982 to 1986. Mr. LaBorde was appointed as Lead Director of the Company on February 25, 2003.

Jake L. Netterville. Mr. Netterville was the Managing Director of Postlethwaite & Netterville, a professional accounting corporation, from 1977 to 1998 and is now Chairman of its Board of Directors. Mr. Netterville is a certified public accountant and has served as Chairman of the Board of the American Institute of Certified Public Accountants, Inc. (“AICPA”) and is a permanent member of the AICPA’s Governing Council. Mr. Netterville was appointed as Chairman of the Company’s audit committee on February 25, 2003.

David R. Pitts. Since 1984, Mr. Pitts has been the President and Chief Executive Officer of Pitts Management Associates, Inc., a national hospital and healthcare-consulting firm. Mr. Pitts has over forty years experience in hospital operations, healthcare planning and multi-institutional organization, and has served in executive capacities in a number of hospitals, multi-hospital systems, and medical schools.

Peter F. Ricchiuti. Mr. Ricchiuti has been Assistant Dean and Director of Research of BURKENROAD REPORTS at Tulane University’s A. B. Freeman School of Business since 1993, and an Adjunct Professor of Finance at Tulane since 1986. Mr. Ricchiuti is a member of the Board of Trustees of WYES-TV, the public broadcasting station in New Orleans, Louisiana.

THE BOARD RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE ELECTION OF THE PERSONS NAMED ABOVE.

Under the Company’s Bylaws the nomination of persons for election to the Board may be made only (a) pursuant to the Company’s notice of meeting, (b) by or at the direction of the Board of Directors or (c) by any stockholder of record at the time of giving of notice required by the By-Laws, who is entitled to vote at the meeting and who complies with the notice procedures in the By-Laws.

For nominations to be properly brought before a meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary of the Company. To be timely, a stockholder’s notice must be delivered to the Secretary at the principal executive offices of the Company not later than the close of business on the 60th day nor earlier than the close of business on the 90th day before the first anniversary of the preceding year’s annual meeting; except that if the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, notice by the stockholder to be timely must be so delivered not earlier than the close of business on the 90th day before such annual meeting and not later than the close of business on the later of the 60th day before such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made by the Company. Such stockholder’s notice shall set forth (a) as to each person whom the stockholder proposes to nominate director all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934 (the “Exchange Act”) (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected); and (b) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination is made (i) the name and address of such stockholder, as they appear on the Company’s books, and of such beneficial owner and (ii) the class and number of shares of the Company which are owned beneficially and of record by such stockholder and such beneficial owner.

Board Committees and Meetings

During 2002, the Board held five meetings. The Board maintains Audit and Compensation Committees that are both comprised solely of outside directors. The Board currently has an adhoc committee chaired by Peter F. Ricchiuti which is undertaking a search, and, if appropriate, overseeing the selection process for additional directors. The Audit Committee met six times during the year and the Compensation Committee met on two occasions, although on the first occasion the Board took up the issues originally on the agenda of the Compensation Committee. Each director attended at least 75% of the total number of Board and committee meetings held on which he served.

The Audit Committee is responsible to review, in consultation with the independent auditors, the Company’s financial statements, accounting and other policies, accounting systems and system of internal controls. It also recommends the engagement of the Company’s independent auditors and reviews other matters relating to the relationship of the Company with its auditors. The Audit Committee is comprised of Jake L. Netterville, Ronald A. LaBorde, David R. Pitts and Peter F. Ricchiuti. On February 25, 2003, Jake L. Netterville was appointed Chairman of the Audit Committee, replacing Ronald A. LaBorde.

The Compensation Committee is responsible to review and act on compensation levels and benefit plans for executives of the Company and the issuance of stock options under the Company’s stock plans. The Compensation Committee is comprised of David R. Pitts and Peter F. Ricchiuti.

On February 25, 2003 the Board appointed Ronald A. LaBorde as Lead Director. It is intended that the Lead Director would undertake the following functions: consultations with the Chairman regarding the agenda for any Board meeting, general Board organization, annual evaluations of the Board and the Chief Executive Officer, dialogue with executive management and presiding over executive sessions with non-management directors. The Board may add additional duties to his role in the future.

Directors’ Compensation

Effective March 1, the Chairman of the Audit Committee and the Lead Director each receive a monthly retainer of $2,000. All other directors, with the exception of Mr. Borne, receive a monthly retainer of $1,500. The Company does not pay a fee for each meeting attended by a director. Prior to that date, all directors, including Mr. Borne, received a monthly retainer of $1,000. In addition, all directors with the exception of Mr. Borne received a fee for each meeting attended.

Directors also receive stock options in amounts determined by the Compensation Committee. During 2002, each director, with the exception of Mr. Borne, was granted stock options for 10,000 shares of Common Stock at an exercise price of $9.95 per share, the fair market value on the date of the grant. All directors are also entitled to reimbursement for reasonable travel and lodging expenses incurred in attending meetings.

Compliance with Section 16(a) of the Securities Exchange Act of 1934

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s directors and executive officers, and persons who own more than ten percent of its Common Stock to file reports of ownership and changes of ownership with the Securities and Exchange Commission (“SEC”). Copies of all filed reports are required to be furnished to the Company. Based solely on the reports received by the Company, the Company believes all such persons complied with all applicable filing requirements during 2002.

STOCK OWNERSHIP

The following table sets forth certain information regarding beneficial ownership of the Company’s Common Stock as of April 17, 2003 by (i) each person known by the Company to beneficially own more than five percent of the Company’s Common Stock, (ii) each of the Company’s directors and director nominees, (iii) each executive officer named in the Summary Compensation Table below (“Named Executive Officers”) who is currently employed by the Company, and (iv) all directors and executive officers of the Company as a group. Except as noted below, the persons named in the table have sole voting and investment power with respect to all shares of Common Stock.

Name	Shares Beneficially Owned		Percent of Voting Power
Terra Healthy Living, Ltd.	1,414,167	(1)	14.95%
David Nierenberg, The D3 Family Fund	1,048,900	(1)	11.09%
William F. Borne	768,147	(2)	8.12%
Larry R. Graham	145,897	(3)	1.54%
Peter F. Ricchiuti	74,305	(4)	*
Jake L. Netterville	48,305	(5)	*
Ronald A. LaBorde	43,305	(6)	*
David R. Pitts	41,305	(7)	*
John H. Linden	15,000	(8)	*
Gregory H. Browne	7,521		*
All officers and directors as a group (8 persons)	1,150,990	(9)	12.17%

(*)	Less than one percent.
(1)	Each address is the Company’s, except for Terra Healthy Living, Ltd., the address of which is 2/3 Rue du Pre, St. Peter Port, Guernsey, Channel Islands GY1 3NS, and David Nierenberg, the D3 Family Fund, the address of which is 19605 NE 8th St., Camas, WA.
(2)	Includes options to purchase 267,235 shares of Common Stock which may be acquired through options currently exercisable, 50,000 shares of Common Stock owned by his wife, 63,500 shares of Common Stock owned by a trust on behalf of Mr. Borne’s children, and 25,100 shares of Common Stock owned by his father.

(3)	Includes options to purchase 94,606 shares of Common Stock which may be acquired through options currently exercisable, 4,156 shares owned jointly with his wife, and 7,044 shares of Common Stock owned by his wife.
(4)	Includes options to purchase 41,305 shares of Common Stock which may be acquired through options currently exercisable.
(5)	Includes options to purchase 41,305 shares of Common Stock which may be acquired through options currently exercisable.
(6)	Includes options to purchase 41,305 shares of Common Stock which may be acquired through options currently exercisable.
(7)	Includes options to purchase 31,305 shares of Common Stock which may be acquired through options currently exercisable.
(8)	Includes options to purchase 10,000 shares of Common Stock which may be acquired through options currently exercisable.
(9)	Includes options to purchase 542,061 shares of Common Stock which may be acquired through options currently exercisable.

EXECUTIVE COMPENSATION AND CERTAIN TRANSACTIONS

Executive Compensation

The following table sets forth certain information regarding compensation earned by the chief executive officer and by all other executive officers whose total annual salary and bonus exceeded $100,000 during 2002.

SUMMARY COMPENSATION TABLE

ANNUAL COMPENSATION

	Annual Compensation				Long-Term Compensation
	Year	Salary	Bonus	Other Annual Compensation	Securities Underlying Options
William F. Borne(1)	2002	$325,000	$—	$19,101	$30,000
Chief Executive Officer and President	2001	300,000	—	15,338	32,680
	2000	275,000	235,000	13,355	38,000

Larry R. Graham(2)	2002	$207,231	$—	$2,364	$15,000
Chief Operating Officer	2001	195,445	—	—	16,340
	2000	179,509	90,000	—	—

John H. Linden	2002	$115,200	$—	$—	—
Chief Information Officer	2001	115,400	—	—	10,000
	2000	47,835	10,000	—	—

Gregory H. Browne(3)	2002	$88,846	$—	$—	50,000
Chief Financial Officer

(1)	Included in Mr. Borne’s other compensation are amounts paid for health insurance benefits, life insurance benefits and an automobile lease. Director’s fees are not included.
(2)	Included in Mr. Graham’s other compensation are amounts paid by the Company for health insurance benefits.
(3)	Mr. Browne joined the Company in 2002, and received $26,500 in 2002 as consultant fees prior to his appointment as Chief Financial Officer.

Employment Agreements

Mr. Borne entered into a five-year employment agreement with the Company effective January 1, 1999, which provided for annual one-year renewals unless either party gives 30-day written notice of an election not to renew before the expiration of the term. The agreement provides for a base salary of $250,000 annually, with yearly increases of the greater of (i) 6%, (ii) the percentage increase, if any, of a specified consumer price index or (iii) $25,000. The agreement also provides for the issuance of stock and stock options, an annual bonus up to 100% of the base salary then in effect for the applicable year if the Company’s operating income (loss) equals or exceeds the Company’s budgeted projection for such year as approved by the Board, payment of an additional cash bonus sufficient to pay any taxes incurred as a result of the issuance of stock, stock grants or stock options, and payment of additional benefits such as an automobile allowance, education benefits, participation in Company benefit plans and life insurance benefits. The Board is permitted to defer the annual salary increase for up to three months.

If Mr. Borne’s employment is terminated due to death, disability, without cause, upon Company default of the agreement, following a change of control of the Company, upon termination by the Company relating to automatic extensions of the agreement, or upon termination by Mr. Borne for failing to be elected to the Board, he will be entitled to receive the greater of the base salary he would have received had his employment continued for the remaining term of the agreement or an amount equal to one month’s base salary for each $10,000 of total compensation he received in either (i) the highest of the last five years of the agreement or (ii) an amount equal to 150% of the total base salary for the previous fiscal year, whichever is greater. Compensation includes all salary, bonuses, stock, benefits, and personal perquisites, whether in cash or property. In addition, he will be entitled to receive all of the benefits and personal perquisites provided under the agreement, including but not limited to, automobile expenses, health and life insurance premiums and benefits, stock grants, and stock options during the period of time which is the greater of the remaining term of the agreement, or the number of months calculated by dividing $10,000 into his total compensation.

Messrs. Graham and Browne each have employment agreements with the Company of indefinite duration, providing for an annual base salary ($180,000 for Mr. Graham, $165,000 for Mr. Browne) with minimum yearly increases, annual stock options and an annual bonus ($90,000 for Mr. Graham and $82,500 for Mr. Browne) if the Company’s operating income (loss) equals or exceeds the Company’s budgeted projection for such year as approved by the Board, and potentially higher amounts upon the attainment of certain performance criteria. The agreements also provide for additional benefits such as participation in employee health plans. If Mr. Graham is terminated without cause or following a change of control of the Company, he is entitled to severance compensation in an amount equal to eighteen months of his base salary. If Mr. Browne is terminated without cause he is entitled to severance compensation in an amount equal to six months base salary, or in the case of a termination following a change of control of the Company, twelve months base salary.

Stock Options

The Company’s 1998 Stock Option Plan (“1998 Plan”) provides for the issuance of an aggregate of 1,425,000 shares of Common Stock upon exercise of options granted pursuant to the 1998 Plan. As of December 31, 2002, options to purchase an aggregate of 759,293 shares were outstanding under the 1998 Plan. The Company’s Directors’ Option Plan (“Plan”) provides for the issuance of an aggregate of 250,000 shares of Common Stock upon exercise of options granted pursuant to such Plan. As of December 31, 2002, options to purchase 141,400 common shares were outstanding under the Plan.

2002 Stock Option Grants

Name	Options Granted (Shares)	Percent of Total Options Granted To Employees	Exercise Price (Per Share)(1)	Expiration Date	Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term
					5%	10%
William F. Borne (2)	30,000	22.39%	$6.97	December 31, 2011	$115,283	$283,947
Larry R. Graham (3)	15,000	11.19%	$7.85	February 1, 2012	$64,919	$159,898
Gregory H. Browne (4)	50,000	37.31%	$8.43	May 28, 2012	$232,385	$572,375

(1)	Represents the fair market value on the date of the grant.
(2)	Options vested immediately.
(3)	Options vested 50% on August 1, 2002, and 25% on February 1, 2003, and 25% will vest on August 1, 2003
(4)	Options will vest 34% on May 29, 2003, 33% on May 29, 2004, and 33% on May 29, 2005

Aggregated Option Exercises in 2002

and Year-End Option Values

Name	Shares Acquired on Exercise	Value Realized	Number of Securities Underlying Unexercised Options		Value of Unexercised In-the-Money Options(*)
			Exercisable	Unexercisable	Exercisable	Unexercisable
William F. Borne	—	—	237,235	—	$347,927	$—
Larry R. Graham	15,000	$106,136	90,856	7,500	$211,649	$—
Gregory H. Browne	—	—	—	50,000	$—	$—
John H. Linden	—	—	10,000	—	$—	$—
Jeffrey D. Jeter	—	—	5,000	—	$—	$—

(*)	Computed based on the differences between the fair market value at December 31, 2002 and aggregate exercise prices.

Certain Transactions

The Company paid The Printing Department, owned by Cecil Williams, father-in-law of Michael Lutgring, an officer of the Company until May 2002, $609,000 for the year ended December 31, 2002 for printing of forms and other materials used in daily operations. The Company paid McKay Williamson Lutgring & Cochran LLC, a law firm of which Mr. Lutgring is a partner, $62,000 for various legal services during 2002. The Company believes the fees paid for these goods and services approximated fair market value.

Compensation Committee Interlocks and Insider Participation

There have been no Compensation Committee interlocks or insider participation.

REPORT OF THE COMPENSATION COMMITTEE

The Company’s executive compensation is supervised by the Compensation Committee of the Board. The Committee seeks to provide executive compensation that will support the achievement of the Company’s financial goals while attracting and retaining talented executives and rewarding superior performance. In performing this function, the Committee reviews executive compensation surveys and other available information and may from time to time consult with independent compensation consultants.

The Committee seeks to provide an overall level of compensation to executives that is competitive within the healthcare industry and other companies of comparable size and complexity. Compensation in any particular case may vary from an industry average on the basis of annual and long-term Company performance, as well as individual performance. The Committee will exercise its discretion to set compensation based on its judgement and where external, internal or individual circumstances warrant.

In general, the Company compensates its executive officers through a combination of base salary, annual incentive compensation in the form of cash and non-cash bonuses and long-term incentive compensation in the form of stock options.

Base Salary

Base salary levels for the Company’s executive officers are set generally to be competitive in relation to the salary levels of executive officers in other companies within the healthcare industry or other companies of comparable size, taking into consideration the position’s complexity, responsibility and need for special expertise. In reviewing salaries in individual cases, the Committee also takes into account individual experience and performance.

Annual Incentive Compensation

The Committee has historically structured employment arrangements with incentive compensation. Payment of bonuses has generally depended upon the Company’s achievement of budgeted operating income (loss) targets established at the beginning of each fiscal year, or other significant corporate objectives. Individual performance is also considered in determining bonuses.

Other Compensation

In addition to cash and equity compensation programs, the executive officers participate in various other employee benefit plans. Executive officer participation in various clubs, organizations, and associations may also be funded by the Company.

Long-Term Incentive Compensation

The Company provides long-term incentive compensation through its stock option plan. The number of common shares covered by any grant is generally determined by the then-current stock price, subject in certain circumstances to vesting requirements. In special cases, however, grants may be made to reflect increased responsibilities or reward extraordinary performance.

Chief Executive Officer Compensation

Mr. Borne has served as chief executive officer since 1982. Mr. Borne’s annual base salary for fiscal year 2002 was $325,000 pursuant to his employment agreement described herein.

On February 25, 2003 the Compensation Committee approved amendments to Mr. Borne’s contract. The Compensation Committee considered these changes to be minor in nature, are to the benefit of the Company, and were agreed to after consideration of the totality of the contract.

The overall goal of the Compensation Committee is to ensure that compensation policies are established that are consistent with the Company’s strategic business objectives and that provide incentives for the attainment of those objectives. This is effected in the context of a compensation program that includes base pay, annual incentive compensation, and stock ownership.

Members of the Compensation Committee:

David R. Pitts (Chairman)

Peter F. Ricchiuti

REPORT OF THE AUDIT COMMITTEE

The following report of the Audit Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates this report by reference therein.

The function of the Committee is to review, in consultation with the independent auditors, the Company’s financial statements, accounting and other policies, accounting systems and system of internal controls. It also recommends the engagement of the Company’s independent auditors and reviews other matters relating to the relationship of the Company with its auditors.

In carrying out its functions, the Committee provides independent and objective oversight of the performance of the Company’s financial reporting process, system of internal controls and legal and regulatory compliance system. The Committee provides for open, ongoing communication among the independent accountants, financial and senior management, compliance officers and the Board concerning the Company’s financial and compliance position and affairs. The Committee has the power to conduct or authorize investigations into any matters within its scope of responsibilities and is empowered to retain independent counsel, accountants, or others to assist it in the conduct of any investigation. The Committee’s responsibility is oversight, and it recognizes that the Company’s management is responsible for preparing the Company’s financial statements and complying with applicable laws and regulations.

The Committee recommended to the Board that KPMG be appointed as outside auditors for 2002, and continuing, and this appointment was confirmed in May 2002.

The Committee met six times during 2002. In overseeing the preparation of the Company’s financial statements, the Committee met with both management and the Company’s outside auditors to review and discuss all financial statements prior to their issuance and to discuss significant accounting issues. Management advised the Committee that all financial statements were prepared in accordance with generally accepted accounting principles, and the Committee discussed the statements with both management and the outside auditors. The Committee’s review included discussion with the outside auditors of matters required to be discussed pursuant to Statement on Auditing Standards No. 61 (Communications with Audit Committees). With respect to the Company’s outside auditors, the Committee, among other things, discussed with KPMG matters relating to its independence, including the disclosures made to the Committee as required by the Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees). On the basis of these reviews and discussions, the Committee recommended to the Board that they approve the inclusion of the Company’s audited financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2002 for filing with the SEC.

Members of the Audit Committee:

Jake L. Netterville (Chairman)

Ronald A. LaBorde

David R. Pitts

Peter F. Ricchiuti

INDEPENDENT ACCOUNTANTS

The firm of KPMG LLP (“KPMG”) audited the Company’s financial statements for the year ended December 31, 2002, and has been selected as auditors for the year ended December 31, 2003.

Aggregate fees billed for professional services rendered by KPMG in connection with the audit of the Company’s financial statements for the year ended December 31, 2002 and the reviews of the quarterly financial statements for 2002 were $146,700. In addition, aggregate fees of $227,800 were paid to KPMG during the fiscal year ended December 31, 2002 for other professional services. These professional services consisted primarily of tax return preparation fees of $75,000, tax planning and restructuring fees of $60,900, and audit fees on acquisition targets of $30,000. During the fiscal year ended December 31, 2002, KPMG rendered no professional services in connection with the design and implementation of financial information systems. The Audit Committee has discussed the non-audit services provided by KPMG and the related fees and has concluded that these services and fees are compatible with maintaining auditor independence.

Representatives of KPMG will attend the stockholder meeting, will have the opportunity to make a statement, and will be available to respond to questions.

The Company’s financial statements for the years ended December 31, 2001 and 2000 were audited by Arthur Andersen LLP (“Andersen”), our former independent accountants. On April 30, 2002, the Board of Directors of the Company, upon recommendation of the Audit Committee, dismissed Arthur Andersen LLP (“Andersen”) as the Company’s independent auditors.

PERFORMANCE GRAPH

The Performance Graph set forth below compares the cumulative total stockholder return on the Company’s Common Stock for the five-year period ended December 31, 2002, with the cumulative total return on the NASDAQ composite index and a peer-group index over the same period (assuming the investment of $100 in the Company’s Common Stock, the NASDAQ composite index and the peer group) on December 31, 1997 and the reinvestment of dividends. The peer group selected by the Company is comprised of: Star Multi Care Services, Inc., National Home Health Care Corp., Allied Healthcare, Inc., American HomePatient, Inc. and Tender Loving Care Health Care Services, Inc. The cumulative total stockholder return on the following graph is not necessarily indicative of future stockholder return. No cash dividends have been declared on the Company’s Common Stock.

SHAREHOLDER PROPOSALS

Proposals of stockholders of the Company which are intended to be presented by such stockholders at the 2003 Annual Meeting must be received by the Company no earlier than March 15, 2003 and no later than April 14, 2003 in order for such proposals to be eligible for inclusion in the proxy statement and form of proxy relating to that meeting.

Under the Company’s Bylaws, the proposal of business to be considered by the stockholders may be made at an annual meeting of stockholders (a) pursuant to the Company’s notice of meeting, (b) by or at the direction of the Board or (c) by any stockholder of the Company who was a stockholder of record at the time of giving of notice provided for in the By-Laws, who is entitled to vote at the meeting and who complies with the notice procedures set forth in the By-Laws.

For business other than nominations to be properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary of the Company and such other business must otherwise be a proper matter for stockholder action. To be timely, a stockholder’s notice shall be delivered to the Secretary at the principal executive offices of the Company not later than the close of business on the 60th day nor earlier than the close of business on the 90th day before the first anniversary of the preceding year’s annual meeting; except that if the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, notice by the stockholder to be timely must be so delivered not earlier than the close of business on the 90th day before such annual meeting and not later than the close of business on the later of the 60th day before such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made by the Company. Such notice shall set forth (a) as to any business that the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made; and (b) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (i) the name and address of such stockholder, as they appear on the Company’s books, and of such beneficial owner and (ii) the class and number of shares of the Company which are owned beneficially and of record by such stockholder and such beneficial owner.

A stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder. Nothing in the Bylaws, however, shall be deemed to affect any rights (i) of stockholders to request inclusion of proposals in the Company’s proxy statement pursuant to Rule 14a-8 under the Exchange Act or (ii) of the holders of any series of Preferred Stock to elect directors or propose other business under specified circumstances.

OTHER MATTERS

Management is not aware of any other matters to be presented for action at the Meeting. However, if any other matter is properly presented at the Meeting or any adjournment thereof, it is the intention of the persons named in the enclosed proxy to vote in accordance with their best judgement on such matter.

BY ORDER OF THE BOARD OF DIRECTORS

William F. Borne

Chairman and Chief Executive Officer

May 14, 2003

Amedisys, Inc.

Annual Meeting Of Stockholders

June 12, 2003

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF AMEDISYS, INC. THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE CHOICES SPECIFIED BELOW.

The undersigned stockholder of Amedisys, Inc. (the “Company”) hereby appoints William F. Borne and Michael D. Lutgring, the true and lawful attorneys, agents and proxies of the undersigned with full power of substitution for and in the name of the undersigned, to vote all the shares of Common Stock of the Company which the undersigned may be entitled to vote at the Annual Meeting of Stockholders of the Company to be held at the Amedisys Corporate Office, 11100 Mead Road, Suite 300, Baton Rouge, Louisiana, on Thursday, June 12, 2003 at 4:00 p.m. (CDT), and any and all adjournments thereof, with all of the powers which the undersigned would possess if personally present, for the following purposes:

(Continued and to be signed on reverse side)

☒	Please mark your votes as in this example.

1.	To elect directors.	FOR ☐	WITHHOLD ☐	Nominees:	William F. Borne Ronald A. LaBorde Jake L. Netterville David R. Pitts Peter F. Ricchiuti	2. The proxies are authorized to vote as they determine in their discretion upon such other matters as may properly come before the meeting.
For, except vote withheld from the following nominee(s):

THIS PROXY WILL BE VOTED FOR THE CHOICES SPECIFIED. IF NO CHOICE IS SPECIFIED, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE PERSONS NAMED ABOVE AND IN THE DISCRETION OF THE PROXY HOLDERS AS TO ALL OTHER MATTERS.

The undersigned hereby acknowledges receipt of the Notice of Annual Meeting and Proxy Statement dated May 14, 2003.

PLEASE MARK, SIGN AND DATE THIS PROXY AND RETURN IT IN THE ENCLOSED ENVELOPE.

SIGNATURE                                SIGNATURE IF JOINTLY HELD                                PRINTED NAME                                DATED:

NOTE: Please sign exactly as name appears on the stock certificate(s). Joint owners should each sign. Trustees and others acting in a representative capacity should indicate the capacity in which they sign.